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                                                                Exhibit 10.10(c)

                             AMENDMENT NO. 1 TO THE
                      CHARTER COMMUNICATIONS HOLDINGS, LLC
                                1999 OPTION PLAN


         This Amendment No. 1 (the "Amendment") to the Charter Communications Holdings, LLC 1999 Option Plan (the "Plan"), made pursuant to action of the Board of Directors of Charter Communications Holding Company, LLC, as assignee of Charter Communications Holdings, LLC, and Kent (as defined in the Plan), pursuant to Section 8.1 of the Plan, is dated as of November ___, 1999. The Plan is hereby amended as follows:

1. Section 1 is amended by adding the definitions of "Exchange Agreement" and "Public Company Value" and amending and restating the definition of "Fair Market Value" in its entirety, as follows:

     "(p) "Exchange Agreement" means that certain Exchange Agreement to be entered into by and among the Public Company, CCI (now Charter Investment, Inc.), Vulcan Cable III Inc. and Allen."

     "(r) "Fair Market Value" means the fair market value of the Company:

         (1) as determined by the Administrator prior to the consummation of an Initial Public Offering; and

         (2) according to the following formula from and after the consummation of an Initial Public Offering: (a) the Public Company Value, divided by (b) the Percentage Interest of the Company represented by the Public Company's Membership Interest."

     "(ff) "Public Company Value" means either (a) if the conditions set forth in Sections 2.2.1 and 2.2.2 of the Exchange Agreement are satisfied, (x) the Share Value, multiplied by (y) the total number of outstanding shares of common stock of the Public Company, assuming the exercise of all options, warrants or other similar rights held by any person to purchase common stock of the Public Company; or (b) if the conditions set forth in Sections 2.2.1 and 2.2.2 of the Exchange Agreement are not satisfied, the amount that would be distributed to the Public Company upon the liquidation of the Company, as calculated in accordance with Section 2.3(b) of the Exchange Agreement."
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2.    The remaining paragraph references included in Section 1 are hereby amended as appropriate to provide for the addition of the definitions of "Exchange Agreement" and "Public Company Value."



3.    The following sentence is added after the second sentence of Section 3.1:



"Without limiting the generality of the foregoing, the Administrator shall have the discretion and power to accelerate the vesting of any outstanding Option under this Plan, whether or not the vesting of such Option would be accelerated under any other provision of this Plan."


4.    Section 4.1 is amended to provide in its entirety as follows:

"4.1  Eligibility. Optionees shall be those existing and prospective
Employees and Consultants to the Company or any Affiliate, and those existing and prospective members of the Board who are not Employees (collectively, "Participants" and individually a "Participant") to whom Options may be granted from time to time by the Administrator based on the recommendation of Kent. The Administrator shall designate, from time to time and based upon the recommendation of Kent, the number of Options to be granted to each Participant. All provisions of this Plan governing the granting of an Option to a Consultant shall apply to the granting of an Option to an existing or prospective member of the Board who is not an Employee. Members of the Board who are not Employees shall be eligible to receive grants of Options even if they are members of the Committee which acts as the Administrator."



5.    The following sentence is added after the first sentence of Section 6.5:

"The Administrator shall have the discretion and power to grant Options which vest more rapidly than the foregoing general guideline, or which are immediately vested upon grant."




6.    Section 8.3 is amended and restated in it entirety as follows:


      "8.3 Effect of Termination, Amendment or Modification of Plan. Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of the Plan shall in any manner affect adversely any Option theretofore granted under the Plan without the consent of the Optionee or a person who shall have acquired the right to exercise the Option by will or the laws of descent or distribution."

      The terms of the Plan shall remain in full force and effect without modification or amendment except as expressly set forth herein.